Exhibit 99.1

EXPRESSJET REPORTS SECOND QUARTER FINANCIAL RESULTS

            HOUSTON, TX, July 22, 2009 – ExpressJet Holdings, Inc. (NYSE: XJT), a regional and charter airline operator, today reported a second quarter loss, excluding special items, of $11.5 million or $0.78 per common share versus $13.1 million or $2.56 per common share for the same period in 2008.  These results represent continued downward pressure on aircraft utilization due to decreased travel demand experienced across the airline industry.

            Including special items, ExpressJet reported a second quarter loss of $13.1 million or $0.88 per common share versus $34.3 million or $6.68 per common share during second quarter 2008.

            Year-to-date excluding special items, ExpressJet lost $22.2 million or $1.39 per common share.  Including special items, ExpressJet reported a year-to-date loss of $24.5 million or $1.54 per common share.

            "These results are reflective of the worldwide drop in passenger revenues, which are forecast to continue through 2009,” said Jim Ream, President and Chief Executive Officer.  Ream added, “While these results are disappointing, ExpressJet’s competitive position continues to improve through superior customer service for network carriers and by expanding customer bases in our charter and ground handling businesses.”

Operational Overview

Scheduled Flying

            Under its agreement with Continental, ExpressJet flew 163,987 block hours during the second quarter using 214 aircraft versus 183,649 block hours during the same period in 2008 using 205 aircraft.  This represents a decrease of approximately 11% over second quarter 2008, and is slightly higher than the announced 6% - 9% annual reduction in 2009 industry capacity.

            The Continental Express average aircraft utilization during the quarter totaled 8.42 hours per day versus 9.84 hours per day during second quarter 2008.  These results include the impact of ExpressJet’s reduction in flying to Mexico during May and June due to the H1N1 pandemic.

            Despite decreased demand levels across the industry, ExpressJet expects to continue flying 214 airplanes for Continental under the capacity purchase agreement and to date, has not received notice from Continental regarding its right to reduce the covered aircraft to 190 on the amended agreement’s first anniversary, July 1, 2009.

            In second quarter 2009, ExpressJet generated 2 billion revenue passenger miles on 2.5 billion available seat miles producing a load factor of 79% within the Continental Express network.

            For the six months ended June 2009, ExpressJet flew 321,593 block hours compared to 357,742 block hours during same period in 2008.  Year-to-date ExpressJet generated 3.7 billion revenue passenger miles on 4.9 billion available seat miles producing a load factor of 75.5% within the Continental Express network.

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ExpressJet Reports 2Q 2009 Results/Page 2

Corporate Aviation

            ExpressJet flew 4,845 block hours during the second quarter within its corporate aviation division, including those hours flown under a short-term agreement with United Air Lines for ten 50-seat aircraft.  ExpressJet increased revenues 41.8% during second quarter 2009 versus second quarter 2008, excluding fuel because it is treated as a pass-through expense.  Block hours generated for the six months ended June 2009 within corporate aviation totaled 8,076.

            ExpressJet’s fleet within the Corporate Aviation division consisted of eight 41-seat aircraft and twenty-two 50-seat aircraft during the quarter, totaling an operating fleet of 30 aircraft.

All Flying

           ExpressJet operated 244 aircraft during second quarter 2009 compared to 274 aircraft during second quarter 2008.

Aviation Services

           During the quarter, ExpressJet managed 41 contracts at 30 stations for a total aircraft turn count of 19,670 – an increase of 7.7% over first quarter 2009.

Financial Overview

           ExpressJet generated $170.6 million in revenue during the three months ended June 30, 2009.  Under the amended capacity purchase agreement, Continental paid ExpressJet $149.4 million in block hour revenue and pass-through expense reimbursements.  The year-over-year decrease in passenger revenue stems from numerous factors including:  suspended flying for both the ExpressJet branded and Delta operations, amended agreement with Continental effective July 1, 2008 and decreased block hours due to a global economic recession.

           Despite the economic downturn and seasonality trends, revenue earned during the second quarter in the corporate aviation division totaled $12.8 million, representing a 26.6% increase year-over-year.  Second quarter revenue from aviation services (ground handling and other) totaled $8.4 million versus $11.3 million in second quarter 2008 primarily due to the sale of American Composite, LLC and the suspension of ancillary revenue from ExpressJet branded operations.

           Year-to-date, ExpressJet earned $340.3 million in revenue, including $293.6 million in passenger revenue from Continental Express flying, $28.9 million through corporate aviation and $17.9 million via aviation services.

           At these utilization levels, ExpressJet expects that approximately 30% of its costs for Continental Express flying will be pass-through expenses.  Of the remaining costs associated with Continental Express flying, ExpressJet expects that 60% will vary as utilization increases and 40% will be fixed.

           During the quarter, ExpressJet reached a tentative agreement with its dispatchers represented by the Transport Workers Union of America.  The agreement became amendable July 2009 and the vote is expected during the last week of the month.

           ExpressJet ended the second quarter 2009 with $116 million in cash, cash equivalents and short-term investments.  The cash balance included $20.3 million in restricted cash and $38.5 million in short-term investments, primarily auction rate securities, after accounting adjustments to impair the value of these assets.  ExpressJet intends to continue monitoring the auction rate securities market to attempt to monetize the assets at or near face value and initiated litigation against Royal Bank of Canada related to such investments brokered by the firm.

           ExpressJet spent approximately $568,000 under its previously announced securities repurchase program to buy back 394,715 shares in open market and privately negotiated transactions, and $75,000 par value of its 11.25% Secured Convertible Notes due 2023.  The total remaining in the program, after accounting for repurchases made during second quarter 2009, is approximately $5.5 million.  The company expects any future purchases of the notes or stock to be made from time to time in the open market or in privately negotiated transactions.

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ExpressJet Reports 2Q 2009 Results/Page 3

            After accounting for the debt repurchases made during the quarter, the outstanding balance on ExpressJet’s 11.25% Secured Convertible Notes due 2023 is $58.9 million.  This balance represents the par value due to noteholders when the notes become due August 1, 2023.

            Capital expenditures totaled $1.5 million during the quarter compared to $4.3 million during the second quarter 2008.  Year-to-date capital expenditures total $2.8 million and the company plans to spend between $2 and $3 million during the second half of 2009 to meet operational requirements.

            The company will review its second quarter 2009 results on Wednesday, July 22, 2009 at 10:00 a.m. EDT (9:00 a.m. CDT).  A live webcast of the call will be available at www.expressjet.com.  To access the conference call by phone, dial (866) 638-3022 approximately 10 minutes prior to the scheduled start time and ask to join the ExpressJet call.  International callers should dial (630) 691-2765.

Corporate Background

            ExpressJet Holdings operates several divisions designed to leverage the management experience, efficiencies and economies of scale present in its subsidiaries, including ExpressJet Airlines, Inc. and ExpressJet Services, LLC.  ExpressJet Airlines serves 128 scheduled destinations in North America and the Caribbean with approximately 1,160 departures per day.  Operations include a capacity purchase agreement for Continental; providing clients customized 41-seat and 50-seat charter options (www.expressjet.com/charter); and supplying third-party aviation and ground handling services.  For more information, visit www.expressjet.com.

                This release contains forward-looking statements.  Statements including words such as "believes," "intends," "plans," "anticipates, “estimates," "projects," "expects" or similar expressions represent forward-looking statements that are based on the Company’s expectations in light of facts known by management on the date of this release.  Specifically, statements regarding ExpressJet’s future results of operations, operating costs, business prospects, growth and capital expenditures, including plans with respect to its fleet, are forward-looking statements.  The forward-looking statements in this release reflect the Company’s plans, assumptions and expectations about future events and are subject to uncertainties, many of which are outside ExpressJet’s control.  Important factors that could cause actual results to differ materially from the expectations expressed or implied in the forward-looking statements include known and unknown risks.  The five key areas of the known risks that could significantly impact the company’s revenues, operating results and capacity include: operations under the Company’s capacity purchase agreement with Continental Airlines, Inc. may no longer be profitable; charter operations and other aviation services may affect ExpressJet’s ability to operate profitably; rising costs, a global, economic recession and the highly competitive nature of the airline industry; the profile of the Company’s current shareholders; and regulations, including listing regulations for publicly traded companies, and other factors.  For further discussions of these risks and others, please see the sections entitled "Risk Factors", as well as other sections, of ExpressJet’s filings with the Securities and Exchange Commission.  The events described in the forward-looking statements might not occur or might occur to a materially different extent than described in this release.  ExpressJet undertakes no duty to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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ExpressJet Reports 2Q 2009 Results /Page 4

EXPRESSJET HOLDINGS, INC. AND SUBSIDIARIES
FINANCIAL SUMMARY
(In thousands, except per share data)
	Six Months Ended June 30,

	2009	2008	Increase/ (Decrease)

Operating Revenue
Passenger	$293,574	$849,069	(65.4%)
Corporate Aviation	28,870	23,827	21.2%
Ground handling and other	17,853	22,448	(20.5%)

	340,297	895,344	(62.0%)

Operating Expenses:
Wages, salaries and related costs	159,294	223,434	(28.7%)
Maintenance, materials and repairs	79,671	112,053	(28.9%)
Other rentals and landing fees	29,124	58,752	(50.4%)
Depreciation and amortization	15,259	17,426	(12.4%)
Outside services	13,727	33,310	(58.8%)
Aircraft rentals	10,944	173,516	(93.7%)
Ground handling	5,601	51,952	(89.2%)
Aircraft fuel and related taxes	5,620	193,949	(97.1%)
Marketing and distribution	1,665	23,406	(92.9%)
Special charges	—	22,119	n/m
Other operating expenses	41,289	64,208	(35.7%)

	362,194	974,125	(62.8%)

Operating Loss	(21,897)	(78,781)	(72.2%)

Nonoperating Income / (Expense):
Gain on extinguishment of debt	—	3,537	n/m
Impairment charges on investment	—	(18,892)	n/m
Amortization of debt discount	(2,329)	(13,229)	(82.4%)
Interest expense	(4,138)	(4,871)	(15.0%)
Interest income	636	3,762	(83.1%)
Capitalized interest	128	663	(80.7%)
Equity investments loss, net	(377)	(1,062)	(64.5%)
Other, net	(74)	1,610	n/m

	(6,154)	(28,482)	(78.4%)

Loss before Income Taxes	(28,051)	(107,263)	(73.8%)
Income Tax Benefit	3,550	39,771	(91.1%)

Net Loss	$(24,501)	$(67,492)	(63.7%)

Basic & Diluted Loss per Common Share	$(1.54)	$(13.16)	(88.3%)

Shares Used in Computing Basic & Diluted Loss per Common Share	15,952	5,130	211.0%

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ExpressJet Reports 2Q 2009 Results /Page 5

EXPRESSJET HOLDINGS, INC. AND SUBSIDIARIES
FINANCIAL SUMMARY
(In thousands, except per share data)
	Six Months Ended June 30,

	2009	2008	Increase/ (Decrease)

Operating Revenue
Passenger	$293,574	$849,069	(65.4%)
Corporate Aviation	28,870	23,827	21.2%
Ground handling and other	17,853	22,448	(20.5%)

	340,297	895,344	(62.0%)

Operating Expenses:
Wages, salaries and related costs	159,294	223,434	(28.7%)
Maintenance, materials and repairs	79,671	112,053	(28.9%)
Other rentals and landing fees	29,124	58,752	(50.4%)
Depreciation and amortization	15,259	17,426	(12.4%)
Outside services	13,727	33,310	(58.8%)
Aircraft rentals	10,944	173,516	(93.7%)
Ground handling	5,601	51,952	(89.2%)
Aircraft fuel and related taxes	5,620	193,949	(97.1%)
Marketing and distribution	1,665	23,406	(92.9%)
Special charges	—	22,119	n/m
Other operating expenses	41,289	64,208	(35.7%)

	362,194	974,125	(62.8%)

Operating Loss	(21,897)	(78,781)	(72.2%)

Nonoperating Income / (Expense):
Gain on extinguishment of debt	—	3,537	n/m
Impairment charges on investment	—	(18,892)	n/m
Amortization of debt discount	(2,329)	(13,229)	(82.4%)
Interest expense	(4,138)	(4,871)	(15.0%)
Interest income	636	3,762	(83.1%)
Capitalized interest	128	663	(80.7%)
Equity investments loss, net	(377)	(1,062)	(64.5%)
Other, net	(74)	1,610	n/m

	(6,154)	(28,482)	(78.4%)

Loss before Income Taxes	(28,051)	(107,263)	(73.8%)
Income Tax Benefit	3,550	39,771	(91.1%)

Net Loss	$(24,501)	$(67,492)	(63.7%)

Basic & Diluted Loss per Common Share	$(1.54)	$(13.16)	(88.3%)

Shares Used in Computing Basic & Diluted Loss per Common Share	15,952	5,130	211.0%

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ExpressJet Reports 2Q 2009 Results /Page 6

EXPRESSJET HOLDINGS, INC. AND SUBSIDIARIES
FINAL STATISTICS
	Continental Express	Corporate Aviation

Three Months Ended June 30, 2009
Revenue Passenger Miles (millions)	2,014
Available Seat Miles (ASM) (millions)	2,548
Passenger Load Factor	79.0%
Block Hours	163,987	4,845
Departures	87,675

Six Months Ended June 30, 2009
Revenue Passenger Miles (millions)	3,723
Available Seat Miles (ASM) (millions)	4,934
Passenger Load Factor	75.5%
Block Hours	321,593	8,076
Departures	168,733

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ExpressJet Reports 2Q 2009 Results /Page 7

Non-GAAP Financial Measures
(In thousands, except per share data)
	Three Months Ended June 30,

	2009	2008

Net Income Reconciliation:
Net loss	$(13,097)	$(34,308)
Adjustments for special items (gains):
Add: Realized loss from impairment charge on investments (1)	—	17,343
Add: Realized loss from special charges (2)	—	461
Add: Realized loss from extinguishment of debt (3)	—	(996)
Add: Realized loss from amortization of debt discount (4)	1,548	4,373

Net loss excluding special items (gains) (5)	$(11,549)	$(13,127)

Earnings / (Loss) Per Share Reconciliation:
Diluted loss per share	$(0.88)	$(6.68)
Adjustments for special items (gains):	0.10	4.12

Diluted loss per share, excluding special item (gains) (5)	$(0.78)	$(2.56)

(1)

During the second quarter of 2008, we recognized charges including an $8.3 million, net of taxes, impairment of goodwill related to the original capacity purchase agreement with Continental Airlines, a $5.6 million, net of taxes, impairment charge to write off certain capital assets, and a $3.4 million, net of taxes, charge to fully impair our investment balance in Wing Holding, LLC.

(2)

During the second quarter of 2008, we recognized a special charge of $0.5 million, net of taxes, related to previously disputed base closure costs associated with the original capacity purchase agreement with Continental Airlines.

(3)

Effective January 1, 2009, ExpressJet adopted Financial Accounting Standards Board’s Staff Position No. APB 14-1, “Accounting for Convertible Debt Instruments that May Be Settled in Cash upon Conversion (Including Partial Cash Settlement)”, which clarifies the accounting for convertible debt instruments that may be settled in cash (including partial cash settlements) upon conversion.  Repurchases of our convertible notes during the second quarter of 2008 resulted in a gain on extinguishment of debt of $1 million, net of taxes, within the scope of FSP APB 14-1.  Such gains were calculated as the difference between the fair value of the liability component immediately prior to extinguishment and its book value.

(4)

The financial statements for the three months ended June 30, 2008 were adjusted to reflect an additional $4.4 million, net of taxes, in amortization of debt discount as a result of the adoption of Financial Accounting Standards Board’s Staff Position No. APB 14-1, “Accounting for Convertible Debt Instruments that May Be Settled in Cash upon Conversion (Including Partial Cash Settlement)”.  In 2008, we recorded $27.8 million in debt discount related to the refinancing of our convertible notes. During the second quarter of 2009, we recognized $1.5 million in amortization of the debt discount recorded in 2008.

(5)	By excluding special non-recurring items, these financial measures provide management and investors the ability to measure and monitor ExpressJet’s performance on a consistent year-over-year basis.

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ExpressJet Reports 2Q 2009 Results /Page 8

Non-GAAP Financial Measures
(In thousands, except per share data)
	Six Months Ended June 30,

	2009	2008

Net Income Reconciliation:
Net loss	$(24,501)	$(67,492)
Adjustments for special items (gains):
Add: Realized loss from impairment charge on investments (1)	—	26,035
Add: Realized loss from special charges (2)	—	458
Add: Realized loss from extinguishment of debt (3)	—	(2,285)
Add: Realized loss from amortization of debt discount (4)	2,329	8,546

Net loss excluding special items (gains) (5)	$(22,172)	$(34,738)

Earnings / (Loss) Per Share Reconciliation:
Diluted loss per share	$(1.54)	$(13.16)
Adjustments for special items (gains):	0.15	6.39

Diluted loss per share, excluding special items (gains) (5)	$(1.39)	$(6.77)

(1)

During the six months ended June 30, 2008, we recognized charges including an $8.7 million, net of taxes, impairment charge on our Auction Rate Securities, an $8.3 million, net of taxes, impairment of goodwill related to the original capacity purchase agreement with Continental Airlines, a $5.6 million, net of taxes, impairment charge to write off certain capital assets, and a $3.4 million, net of taxes, charge to fully impair our investment balance in Wing Holding, LLC.

(2)

During the second quarter of 2008, we recognized a special charge of $0.5 million, net of taxes, related to previously disputed base closure costs associated with the original capacity purchase agreement with Continental Airlines.

(3)

Effective January 1, 2009, ExpressJet adopted Financial Accounting Standards Board’s Staff Position No. APB 14-1, “Accounting for Convertible Debt Instruments that May Be Settled in Cash upon Conversion (Including Partial Cash Settlement)”, which clarifies the accounting for convertible debt instruments that may be settled in cash (including partial cash settlements) upon conversion.  Repurchases of our convertible notes during the six months ended June 30, 2008, resulted in gains on extinguishment of debt of $2.3 million, net of taxes, within the scope of FSP APB 14-1.  Such gains were calculated as the difference between the fair value of the liability component immediately prior to extinguishment and its book value.

(4)

The financial statements for the six months ended June 30, 2008 were adjusted to reflect an additional $8.5 million, net of taxes, in amortization of debt discount as a result of the adoption of Financial Accounting Standards Board’s Staff Position No. APB 14-1, “Accounting for Convertible Debt Instruments that May Be Settled in Cash upon Conversion (Including Partial Cash Settlement)”.  In 2008, we recorded $27.8 million in debt discount related to the refinancing of our convertible notes. During the six months ended June 30, 2009, we recognized $2.3 million in amortization of the debt discount recorded in 2008.

(5)	By excluding special non-recurring items, these financial measures provide management and investors the ability to measure and monitor ExpressJet’s performance on a consistent year-over-year basis.

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